Exhibit 8.1

Name of subsidiary	Registered in	Core business	Date control acquired/date of incorporation(*)	Interest in voting stock held by the Group at December 31,
				2012	2011	2010
Mechel International Holdings GmBH (MIH)[1]	Switzerland	Holding and trading	July 1, 1995	100.0%	100.0%	100.0%
Mechel Metal Supply Limited (MMS)**	Liechtenstein	Trading	Oct 30, 2000	—	100.0%	100.0%
Mechel Trading House (MTH)	Russia	Trading	June 23, 1997	100.0%	100.0%	100.0%
Southern Kuzbass Coal Company (SKCC)	Russia	Coal mining	Jan 21, 1999	96.6%	96.6%	96.6%
Tomusinsk Open Pit (TOPM)	Russia	Coal mining	Jan 21, 1999	74.5%	74.5%	74.5%
Chelyabinsk Metallurgical Plant (CMP)	Russia	Steel products	Dec 27, 2001	94.2%	94.2%	94.2%
Southern Urals Nickel Plant (SUNP)	Russia	Nickel	Dec 27, 2001	84.1%	84.1%	84.1%
Vyartsilya Metal Products Plant (VMPP)	Russia	Steel products	May 24, 2002	93.3%	93.3%	93.3%
Beloretsk Metallurgical Plant (BMP)	Russia	Steel products	June 14, 2002	91.5%	91.4%	91.4%
Mechel Targoviste S.A.	Romania	Steel products	Aug 28, 2002	86.6%	86.6%	86.6%
Ural Stampings Plant (USP)	Russia	Steel products	April 24, 2003	93.8%	93.8%	93.8%
Korshunov Mining Plant (KMP)	Russia	Iron ore mining	Oct 16, 2003	85.6%	85.6%	85.6%
Mechel Campia Turzii S.A.	Romania	Steel products	June 20, 2003	86.6%	86.6%	86.6%
Mechel Nemunas (MN)	Lithuania	Steel products	Oct 15, 2003	100.0%	100.0%	100.0%
Mechel Energo	Russia	Power trading	Feb 3, 2004	100.0%	100.0%	100.0%
Port Posiet	Russia	Transportation	Feb 11, 2004	97.1%	97.1%	97.1%
Kaslinsky Architectural Art Casting Plant	Russia	Steel products	April 14, 2004	100.0%	100.0%	100.0%
Izhstal	Russia	Steel products	May 14, 2004	90.0%	88.4%	88.4%
Port Kambarka	Russia	Transportation	April 27, 2005	90.4%	90.4%	90.4%
Mechel Service	Russia	Trading	May 5, 2005	100.0%	100.0%	100.0%
Mechel Trading A.G.	Switzerland	Trading	Dec 20, 2005	100.0%	100.0%	100.0%
Metals Recycling	Russia	Scrap collecting	March 14, 2006	100.0%	100.0%	100.0%
Moscow Coke and Gas Plant (Moskoks)	Russia	Coke production	Oct 4, 2006	99.5%	99.5%	99.5%
Southern Kuzbass Power Plant (SKPP)	Russia	Power generation	April 19, 2007	98.3%	98.3%	98.3%
Mechel Finance***	Russia	Corporate finance	June 6, 2007	—	—	100.0%

Name of subsidiary	Registered in	Core business	Date control acquired/date of incorporation(*)	Interest in voting stockheld by the Group at December 31,
				2012	2011	2010
Kuzbass Power Sales Company (KPSC)	Russia	Power sales	June 30, 2007	72.1%	72.1%	72.1%
Bratsk Ferroalloy Plant (BFP)	Russia	Ferroalloys production	Aug 6, 2007	100.0%	100.0%	100.0%
Yakutugol	Russia	Coal mining	Oct 19, 2007	100.0%	100.0%	100.0%
Mechel Carbon A.G.	Switzerland	Trading	April 2, 2008	100.0%	100.0%	100.0%
Ductil Steel S.A. (Ductil Steel)	Romania	Steel products	April 8, 2008	100.0%	100.0%	100.0%
Oriel Resources Limited (Oriel Resources)	Great Britain	Chrome and nickel	April 17, 2008	100.0%	100.0%	100.0%
Mechel Mining OAO	Russia	Holding	April 18, 2008	98.69%	98.69%	98.69%
HBL Holding GmbH (HBL)	Germany	Trading	Sept 26, 2008	100.0%	100.0%	100.0%
Mechel Remservice	Russia	Repairs	Feb 9, 2009	100.0%	100.0%	100.0%
Bluestone companies	USA	Coal mining	May 7, 2009	100.0%	100.0%	100.0%
Laminorul S.A.	Romania	Steel products	Feb 25, 2010	90.9%	90.9%	90.9%
Ramateks	Turkey	Trading	June 18, 2010	100.0%	100.0%	100.0%
Toplofikatsia Rousse (TPP Rousse)	Bulgaria	Power generation	Dec 9, 2010	100.0%	100.0%	100.0%
Mechel Mining Trading House	Russia	Trading	May 19, 2011	100.0%	100.0%	—
Invicta Merchant Bar	Great Britain	Steel products	Aug 22, 2011	100.0%	100.0%	—
Donetsk Electrometallurgical Plant (DEMP)	Ukraine	Steel products	Dec 22, 2011	100.0%	100.0%	—
Cognor Stahlhandel GmbH (Cognor)	Austria	Trading	Sept 25, 2012	100.0%	—	—
Lomprom Rostov	Russia	Scrap collecting	Nov 22, 2012	100.0%	—	—

*	Date, when a control interest was acquired or a new company established by either the Group or Controlling Shareholders.
**	Mechel Metal Supply Limited (MMS) was liquidated on December 17, 2012.
***	Mechel Finance was liquidated on February 24, 2011.
[1]	Formerly — Mechel Trading AG (MT). Renamed on December 20, 2005.